EX-33.5
(logo) GRO
Global
Realty
Outsourcing

March 7, 2008



Report on Assessment of Compliance with Servicing Criteria

(i) Global Realty Outsourcing, Inc (the Company ), is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122 (d) of Regulation AB relating to Schedule #30, dated May 31, 2005 of the Amended and Restated Services Agreement, dated as of June 27, 2003, as amended by Amendment #1 to the Amended and Restated Services Agreement dated as of February 24, 2005 (the Agreement).

(ii) Company used the following criteria in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the applicable servicing criteria: Item 1122 (d)(4)(i), Item 1122 (d)(4)(ix), Item 1122 (d)(4)(x)(A), Item 1122
(d)(4)(x)(C), Item 1122 (d)(4)(xi), Item 1122 (d)(4)(xii) and Item 1122
(d)(4)(xiii), and as further identified in Exhibit A,

(iii) Company has complied with the applicable servicing criteria as of and for the period from January 1, 2007 through December 31, 2007,

(iv) Deloitte & Touche LLP, a registered public accounting firm has issued an attestation report on Company's assessment of compliance with applicable servicing criteria as of December 31, 2007 and for the period from January 1, 2007 through December 31, 2007.

/s/ Colette Prior       3/7/08
Colette Prior, Senior Vice President, Global Realty Outsourcing, Inc.


/s/ David Jones         3/7/08
David Jones, Senior Vice President, Global Realty Outsourcing, Inc.



485 Lexington Ave * 25th Fl * New York, NY 10017
Phone: 212-209-0700 * Fax: 212-209-0712 * www.gro.com


(page)


(logo) GRO
Global
Realty
Outsourcing

Exhibit A

                                                                   APPLICABLE                       INAPPLICABLE
                GENERAL SERVICING CRITERIA                         SERVICING                        SERVICING
                                                                   CRITERIA (1)                     CRITERIA
                                                                   Performed
Reference                            Criteria                      by
                                                                   Company
                Pool Asset Administration

1122(d)(4)(i)   Collateral or security on mortgage loans               X (2)
                is maintained as required by the
                transaction agreements or related mortgage
                loan documents.

1122(d)(4)(ii)  Mortgage loan and related documents are                                                 X
                safeguarded as required by the
                transaction agreements.

1122(d)(4)(iii) Any additions, removals or                                                              X
                substitutions to the asset pool are made,
                reviewed and approved in accordance with
                any conditions or requirements in the
                transaction agreements.

1122(d)(4)(iv)  Payments on mortgage loans, including any                                               X
                payoffs, made in accordance with the related
                mortgage loan documents are posted to the
                Servicer's obligor records maintained no
                more than two business days after
                receipt, or such other number of days
                specified in the transaction agreements,
                and allocated to principal, interest or
                other items (e.g., escrow) in accordance
                with the related mortgage loan documents.

1122(d)(4)(v)   The Servicer's records regarding the                                                    X
                mortgage loans agree with the Servicer's
                records with respect to an obligor's
                unpaid principal balance.

1122(d)(4)(vi)  Changes with respect to the terms or                                                    X
                status of an obligor's mortgage loans (e.g.,
                loan modifications or re-agings) are
                made, reviewed and approved by authorized
                personnel in accordance with the
                transaction agreements and related pool
                asset documents.

                                                                   APPLICABLE                       INAPPLICABLE
                GENERAL SERVICING CRITERIA                         SERVICING                        SERVICING
                                                                   CRITERIA                         CRITERIA
                                                                   Performed
Reference                            Criteria                      by
                                                                   Company

1122(d)(4)(vii) Loss mitigation or recovery actions                                                     X
                (e.g., forbearance plans, modifications
                and deeds in lieu of foreclosure,
                foreclosures and repossessions, as
                applicable) are initiated, conducted and
                concluded in accordance with
                the timeframes or other requirements
                established by the transaction
                agreements.

1122(d)(4)(viii)Records documenting collection efforts                                                  X
                are maintained during the period a mortgage
                loan is delinquent in accordance with
                the transaction agreements. Such records
                are maintained on at least a monthly
                basis, or such other period specified in
                the transaction agreements, and describe
                the entity's activities in monitoring
                delinquent mortgage loans including, for
                example, phone calls, letters and
                payment rescheduling plans in cases where
                delinquency is deemed temporary (e.g.,
                illness or unemployment).

1122(d)(4)(ix)  Adjustments to interest rates or rates                 X
                of return for mortgage loans with variable
                rates are computed based on the related
                mortgage loan documents.

1122(d)(4)(x)   Regarding any funds held in trust for                  X (3)
                an obligor (such as escrow accounts): (A)
                such funds are analyzed, in accordance
                with the obligor's mortgage loan documents,
                on at least an annual basis, or such
                other period specified in the transaction
                agreements;

1122(d)(4)(x)   (b) Interest on such funds is paid, or credited,                                        X
(B)             to obligors in accordance with applicable
                mortgage loan documents and state law;

1122(d)(4)(x)   (c) Such funds are returned to the obligor               X
(C)             within 30 calendar days of full repayment of
                the related mortgage loans, or such other
                number of days specified in the transaction
                agreements.

1122(d)(4)(xi)  Payments made on behalf of an obligor                  X (3)
                (such as tax or insurance payments) are
                made on or before the related penalty or
                expiration dates, as indicated on the
                appropriate bills or notices for such
                payments, provided that such support has
                been received by the servicer at least 30
                calendar days prior to these dates, or
                such other number of days specified in
                the transaction agreements.

1122(d)(4)(xii) Any late payment penalties in                          X (3)
                connection with any payment to be made on
                behalf of an obligor are paid from the
                Servicer's funds and not charged to the
                obligor, unless the late payment was due
                to the obligor's error or omission.

                                                                   APPLICABLE                       INAPPLICABLE
                GENERAL SERVICING CRITERIA                         SERVICING                        SERVICING
                                                                   CRITERIA                         CRITERIA
                                                                   Performed
Reference                            Criteria                      by
                                                                   Company

1122(d)(4)(xiii)Disbursements made on behalf of an                     X (4)
                obligor are posted within two business
                days to the obligor's records maintained
                by the Servicer, or such other number of
                days specified in the transaction
                agreements.

1122(d)(4)(xiv) Delinquencies, charge-offs and                                                          X
                uncollectible accounts are recognized and
                recorded in accordance with the
                transaction agreements.

1122(d)(4)(xv)  Any external enhancement or other                                                       X
                support identified in Item
                1114(a)(1) through (3) or Item 1115 of
                Regulation AB, is maintained as set
                forth in the transaction agreements.


FOOTNOTES:
Footnote 1 - Pursuant to the Agreement, the Company is responsible for the performance of applicable criteria related to the following Regulation AB criteria: Item 1122 (d)(4)(i), Item 1122 (d)(4)(ix), Item 1122 (d)(4)(x)(A), Item 1122 (d)(4)(x)(C), Item
1122 (d)(4)(xi), Item 1122 (d)(4)(xii) and Item 1122 (d)(4)(xiii).

Footnote 2 - The Company's responsibility relating to criteria 1122(d)(4)(i) is limited to UCC collateral tracking and oversight, and the analysis of Letter of Credit renewals, releases and reductions. Company does not have approval authority on the Letter of
Credit renewals, releases and reductions.

Footnote 3 - The Company's responsibility relating to criteria 1122(d)(4)(x)(A), 1122(d)(4)(xi) and 1122(d)(4)(xii) is limited to tax and insurance escrow funds.

Footnote 4 - The Company's responsibility relating to criteria 1122(d)(4)(xiii) is limited to disbursements made on behalf of an obligor for tax payments.




485 Lexington Ave * 25th Fl * New York, NY 10017
Phone: 212-209-0700 * Fax: 212-209-0712 * www.gro.com